                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN


                          HAWKINS ENERGY CORPORATION,


                            AN OKLAHOMA CORPORATION,


                                      AND


                                  HACL, LTD.,


                          A TEXAS LIMITED PARTNERSHIP

                               TABLE OF CONTENTS
                               -----------------


                                                                     Page No.
                                                                     --------


1.   Purchase and Sale of the Shares; Due Diligence; etc..............  -1-
     ---------------------------------------------------
     (a)    Purchase..................................................  -1-
            --------
     (b)    The Closing...............................................  -1-
            -----------
     (c)    Due Diligence.............................................  -2-
            -------------
2.   Representations and Warranties of the Company....................  -2-
     ---------------------------------------------
     (a)    Due Organization and Qualification........................  -2-
            ----------------------------------
     (b)    Subsidiaries..............................................  -2-
            ------------
     (c)    Authorization.............................................  -3-
            -------------
     (d)    Capital Stock.............................................  -3-
            -------------
     (e)    Issuance..................................................  -4-
            --------
     (f)    SEC Reports...............................................  -4-
            -----------
     (g)    Absence of Certain Changes................................  -5-
            --------------------------
     (h)    Litigation................................................  -5-
            ----------
     (i)    Consents..................................................  -6-
            --------
     (j)    Compliance with Laws......................................  -6-
            --------------------
     (k)    Contracts, Agreements, Plans and Commitments..............  -6-
            --------------------------------------------
     (l)    Employee Benefit Matters..................................  -7-
            ------------------------
     (m)    Environmental Compliance..................................  -8-
            ------------------------
     (n)    Condition of Property.....................................  -9-
            ---------------------
3.   Representations and Warranties of the Purchaser.................. -10-
     -----------------------------------------------
     (a)    Due Organization.......................................... -10-
            ----------------
     (b)    Authorization............................................. -10-
            -------------
     (c)    Purchase for Investment................................... -10-
            -----------------------
4.   Conditions to the Obligations of the Company..................... -11-
     --------------------------------------------
     (a)    Representations and Warranties True....................... -11-
            -----------------------------------
     (b)    Performance............................................... -11-
            -----------
     (c)    Injunctions............................................... -11-
            -----------
     (d)    Legal Opinion............................................. -11-
            -------------
     (e)    Officer's Certificate..................................... -11-
            ---------------------
5.   Conditions to the Obligations of the Purchaser................... -12-
     ----------------------------------------------
     (a)    Representations and Warranties True....................... -12-
            -----------------------------------
     (b)    Performance............................................... -12-
            -----------
     (c)    Injunctions............................................... -12-
            -----------
     (d)    Legal Opinion............................................. -12-
            -------------
     (e)    Officer's Certificate..................................... -12-
            ---------------------
     (f)    Shareholder Approval...................................... -12-
            --------------------
     (g)    Information Statement..................................... -12-
            ---------------------
6.   Covenants of the Company......................................... -12-
     ------------------------
     (a)    Interim Operations of the Company......................... -12-
            ---------------------------------
     (b)    Access.................................................... -14-
            ------
     (c)    Notification of Certain Matters........................... -14-
            -------------------------------
     (d)    Publicity................................................. -14-
            ---------
     (e)    Board Representation...................................... -15-
            --------------------

     (f)    Listing on Securities Exchanges........................... -15-
            -------------------------------
     (g)    Acquisition of Voting Securities.......................... -15-
            --------------------------------
7.   Covenants of the Purchaser....................................... -15-
     --------------------------
     (a)    Efforts to Obtain Compressor Leases and Oil and Gas
            ---------------------------------------------------
            Properties
            ----------................................................ -15-
     (b)    Confidentiality........................................... -16-
            ---------------
     (c)    Cooperation............................................... -16-
            -----------
8.   Registration Rights.............................................. -16-
     -------------------
     (a)    Right to Request Registration............................. -16-
            -----------------------------
     (b)    Other Registrations....................................... -16-
            -------------------
     (c)    Terms and Conditions...................................... -17-
            --------------------
     (d)    Underwriting.............................................. -18-
            ------------
9.   Termination; Effect of Termination............................... -18-
     ----------------------------------
     (a)    Termination............................................... -18-
            -----------
     (b)    Effects of Termination.................................... -19-
            ----------------------

10.  Miscellaneous.................................................... -19-
     -------------
     (a)    Remedies.................................................. -19-
            --------
     (b)    Survival of Representations, Warrants and
            -----------------------------------------
            Covenants
            ---------................................................. -20-
     (c)    Successors and Assigns.................................... -20-
            ----------------------
     (d)    Notices................................................... -20-
            -------
     (e)    Waiver.................................................... -21-
            ------
     (f)    Governing Law............................................. -21-
            -------------
     (g)    Entire Agreement.......................................... -21-
            ----------------
     (h)    Expenses.................................................. -21-
            --------
     (i)    Captions.................................................. -21-
            --------
     (j)    Counterparts.............................................. -21-
            ------------

                           STOCK PURCHASE AGREEMENT
                           ------------------------


     This STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of October 16, 1996, and is by and between HAWKINS ENERGY CORPORATION, an Oklahoma corporation (the "Company") and HACL, LTD., a Texas limited partnership or its assigns (the "Purchaser"). The Company and the Purchaser are collectively referred to herein as the "Parties" and individually as a "Party".

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Company wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Company, 8,000,000 shares (the "Shares") of common stock, $0.01 par value per share ("Common Stock"), and warrants (the "Warrants") which, upon exercise, will entitle the holder to purchase 8,000,000 shares of Common Stock pursuant to the form of Warrant attached hereto as Exhibit A and incorporated herein by reference of the Company for an aggregate cash purchase price of $4,400,000, plus the additional consideration described herein upon the terms and subject to the conditions set forth below; and

     NOW, THEREFORE, for and in consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby contract and agree as follows:

     1.  Purchase and Sale of the Shares; Due Diligence; etc.
         ---------------------------------------------------

     (a) Purchase.  On the terms and subject to the conditions contained herein,
         --------
at the closing (the "Closing") referred to in Section 1(b) hereof, the Company will issue and deliver to the Purchaser a certificate registered in the name of the Purchaser evidencing the Shares, and the Purchaser will pay to the Company, in full payment of the purchase price for the Shares, the aggregate sum of $4,400,000 in cash (the "Purchase Price"). Payment of the Purchase Price shall be made by wire transfer of immediately available funds to the order of the Company and/or by physical delivery of a cashier's check.

     (b) The Closing.  The Closing shall occur at the offices of the Company, or
         -----------
at such location as the Parties may mutually agree, at 10:00 A.M. local time, on the later to occur of (i) December 16, 1996 or (ii) the fifth business day after all conditions to the Purchaser's obligations to close as set forth in this Agreement have been satisfied on such other date and at such other time as the Parties may agree (the "Closing Date"). In addition at the Closing, the Company will issue to the Purchaser or its Designee(s) the Warrants and each Party will also deliver such certificates, opinions, documents and instruments as may be necessary to consummated the transactions contemplated hereby.

     (c) Due Diligence.  The Parties agree that the obligation of the Purchaser
         -------------
to the close the transaction evidenced by this Agreement is subject to Purchaser satisfactorily completing its due diligence on or before October 30, 1996 (the "Due Diligence Expiration Date"). If, after the Due Diligence Expiration Date, Purchaser elects not to close, it may cancel this Agreement by mailing or otherwise sending to the Company within one business day after the Due Diligence Expiration Date, written notice of its intent to terminate this Agreement ("Termination Notice"). Upon mailing or otherwise sending to the Company the Termination Notice, the Purchaser shall be deemed released from all of its obligations, liabilities, and duties under this Agreement and this Agreement shall be considered to be terminated and of no further force or effect as of such date.

     2.  Representations and Warranties of the Company.  The Company hereby
         ---------------------------------------------
represents and warrants to the Purchaser as follows:

     (a) Due Organization and Qualification.  The Company is a corporation duly
         ----------------------------------
organized, validly existing and in good standing under the laws of the State of Oklahoma, with corporate power to own its properties and to conduct its business as now conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to so qualify will not have a material adverse effect on the Company and its subsidiaries taken as a whole.

     (b) Subsidiaries.  For the purposes of this Agreement, the term
         ------------
"Subsidiary" means any entity of which securities or other ownership interests are owned directly or indirectly by the Company. Equity Compressors, Inc., an Oklahoma corporation, is the sole Subsidiary of the Company (the "Subsidiary"). The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Subsidiary is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it require such qualification except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. All the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable, and were not issued in violation of the preemptive rights of any person. All of the shares of capital stock of the Subsidiary are owned, directly or indirectly, by the Company and there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Subsidiary obligating the Subsidiary to issue any securities. There are no stockholders' agreements, option agreements, voting agreements, agreements covering the purchase or sale of securities or other agreements to which the Company or the Subsidiary is a party, or by which the Company or the Subsidiary is bound, which cover or relate to the capital stock or other securities of the Subsidiary.

     (c) Authorization.  The Company has the requisite corporate power to enter
         -------------
into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its
terms.   Other than the approval of the stockholders of the Company as to the amendment of the Company's certificate of incorporation to increase the number of authorized but unissued shares of Common Stock and the consent of the Company's lenders, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance with the terms, conditions hereof will create a breach or violation of any of the terms, conditions or provisions of the Company's charter or bylaws or of any material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their respective material properties may be bound, or constitute a default or create a right of termination or acceleration thereunder, or result in the creation of imposition of any securities interest, mortgage, lien, charge or encumbrance of any nature whatsoever upon the Company, any Subsidiary or any of their respective material
properties or assets.   Other than the approval of an amendment of the Company's
Certificate of Incorporation to increase the number of authorized but unissued shares of Common Stock, there is no requirement under Oklahoma corporate law or the rules of the NASDAQ small cap market that require the vote or approval of the shareholders of the Company as to any of the transactions contemplated by this Agreement.

     (d) Capital Stock.  The authorized capital stock of the Company consists of
         -------------
(i) 20,000,000 shares of Common Stock, of which at September 30, 1996, 13,040,816 shares were validly issued and outstanding, fully paid, nonassessable and not entitled to any preemptive rights, and 9,000 shares were held in treasury, and (ii) 1,000,000 shares of preferred stock $1.00 par value per share of which at September 30, 1996, no shares of preferred stock were issued or outstanding, and no shares were held in treasury. In addition, at September 30, 1996, an aggregate of approximately 1,290,000 shares of Common Stock (including authorized but unissued shares) were reserved for issuance pursuant to presently existing options and future options under currently existing stock option plans described on Schedule 2(d) attached hereto. Except as set forth above, there are no other shares of capital stock of the Company authorized, issued, or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities, or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or the Subsidiary obligating the Company or the Subsidiary to issue, deliver, or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or the Subsidiary or obligating the Company or the Subsidiary to grant, extend, or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any securities of the Company or any Subsidiary. Except as disclosed on Schedule 2(d), neither the Company nor the Subsidiary has any obligation to issue, transfer, contribute, or sell any shares of capital stock or other securities of the Company or the Subsidiary pursuant to any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any employment, severance, or other similar contract, arrangement or policy or any plan or arrangement providing for insurance coverage, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit sharing, bonuses, stock options, stock appreciation, or other forms of compensation or benefits (including post-retirement insurance, compensation, or benefits) which, in each case, (i) is maintained, administered, or contributed to by the Company or any of its affiliates, and (ii) covers any employee or former employee of the Company or any of its affiliates or under which the Company or any of its affiliates has any liability, or otherwise.

     (e) Issuance.  The Shares, when sold and delivered by the Company to the
         --------
Purchaser pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, free and clear of any security interest, lien, charge or encumbrance whatsoever. The shares of Common Stock, when issued to the Purchaser or its designee(s) pursuant to the exercise of the Warrants, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, free and clear of any security interest, lien, charge or encumbrance whatsoever No Stockholder or other approval is required for the valid issuance of the Shares or the Warrants to the Purchaser pursuant to this Agreement.

     (f) SEC Reports.  The Company has filed all forms, reports, schedules,
         -----------
statements and registration statements required to be filed by it with the Securities and Exchange Commission (the "Commission") since January 1, 1991 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for any statement or omission in any SEC Report which was corrected in a later SEC Report. The financial statements of the Company included in the SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis, present fairly in accordance with generally accepted accounting principles the consolidated financial position, results of operations and changes in financial position of the company and its consolidated subsidiaries as of the dates and for the periods indicated and conform in all material respects to all applicable requirements under the Securities Exchange Act of 1934 ("Exchange Act"). Except as reflected in the SEC Reports, the Company as of the date of such SEC Reports has no material liabilities, obligations, or claims of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), including, without limitation, any tax liabilities or under funded pension plans, and the Company does not have any knowledge of any basis for the existence of or the assertion against the Company of any such liability, obligation or claim as of such date.

     (g) Absence of Certain Changes.  Except as disclosed in the SEC Reports,
         --------------------------
since December 31, 1995, the Company and the Subsidiary have conducted their respective businesses in the ordinary and usual course in all material respects taking the Company and the Subsidiary as a whole, and there has not been any material adverse change in the financial condition, properties, business, results of operations or prospectus of the Company and the Subsidiary taken as a whole. The Company has not paid any cash dividends with respect to its Common Stock and no dividend on the Common Stock has been declared which remains unpaid.

     (h) Litigation.  Except as disclosed in the SEC Reports, there is no claim,
         ----------
suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiary which can reasonably be expected to affect materially and adversely the business, properties, financial condition or prospects of the Company and the Subsidiary taken as whole. There is no outstanding order, writ, injunction or decree or, to the knowledge of the Company, any claim or investigation of any court, governmental agency or arbitration tribunal materially and adversely affecting or which can reasonably be expected to materially and adversely affect the Company, the Subsidiary, or their respective properties, assets or business, franchises, licenses or permits under which they operate.

     (i) Consents.  Except (i) for filings to be made pursuant to Regulation D
         --------
promulgated by the Commission under the Securities Act of 1933, as amended, (ii) for compliance with the requirements of any applicable blue sky laws, and (iii) as otherwise provided in this Agreement, no governmental or other consent, approval, hearing, filing, registration or other action, including the passage of time, is necessary for the execution and delivery of this Agreement or consummation of the transactions contemplated hereby to occur without material detriment to the Company and its Subsidiaries.

     (j) Compliance with Laws.  The Company and each Subsidiary has complied
         --------------------
with and is currently complying with all applicable federal, state and local laws, rules, ordinances and regulations, the noncompliance with which would have a material adverse effect on the Company and its Subsidiaries taken as a whole.

     (k) Contracts, Agreements, Plans and Commitments. Schedule 2(k) attached
         --------------------------------------------
hereto sets forth a list of all material written and oral agreements, if any, contracts, agreements, plans and commitments, including all amendments, modifications and supplements thereto, to which the Company or the Subsidiary is a party or by which the Company, the Subsidiary or any of their assets or properties are bound as of the date hereof (the "Contracts"). For the purposes of this Section 2(k), a contract shall be considered material if such contract or any series of similar contracts involving the same subject matter involves $50,000 or more in services to be rendered or obligations during any twelve month period. The Company and the Subsidiary have each complied with the provisions of all Contracts and no default or event of default exists under any of such agreements and such agreements constitute valid and legally binding obligations of the Company and the Subsidiary and, to best knowledge of the Company, of each other Person that is a party thereto enforceable against each
party in accordance with their terms.   To the best of the Company's knowledge,
the Contracts together with any other written or oral agreements, contracts, plans and commitments that the Company may have in place (whether or not listed on Schedule 2(k)) comprise all of the contracts, agreements, plans and commitments required in order to conduct the business of the Company and the Subsidiary as it has been and is now being conducted. The issuance of the Shares and the Warrants at the Closing will not (a) adversely affect the force and effect of any of the Contracts, (b) constitute a breach or default (or a condition but for the expiration of time or the giving of notice would constitute a breach or default) under the Contracts or (c) give any party a right of first refusal or option to acquire any asset of the Company or the Subsidiary.

     (l)  Employee Benefit Matters.
          ------------------------

               (i) Schedule 2(l) attached hereto sets forth each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), stock purchase plan, stock option plan, fringe benefit plan, bonus plan and any other deferred compensation agreement or plan or funding arrangement sponsored, maintained or to which contributions are made (a "Plan") by the Company, any Subsidiary, or any of their affiliates or any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") of which the Company or any of the Subsidiaries is a member (the "Controlled Group").

              (ii) The Company has delivered to the Purchaser current, accurate and complete copies of each Plan (including all trust agreements, funding vehicles and other instruments relating thereto) and, to the extent applicable, copies of the most recent (a) Internal Revenue Service determination letter and any outstanding request for a determination letter for each Plan; (b) Form 5500; (c) attorneys' response to an auditor's request for information for any Plan; and (d) any ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any voluntary employees' beneficiary association ("VEBA") which is implementing any Plan.

             (iii) With respect to each Plan: (a) each Plan which is an "employee pension benefit plan" (as such term is defined in ERISA
          Section 3(2)) has received a favorable determination letter as to its qualification under the Code; (b) each VEBA which is intended to implement any Plan has received a favorable ruling or determination letters to its tax-exempt status; (c) all forms, documents and other materials have been filed with the Securities and Exchange Commission or otherwise distributed as required by the Securities Act of 1933 or the Exchange Act or any regulation or rule promulgated thereunder; and
          (d) there are no leased employees (as such term is defined in Code
          Section 414(n)) that must be taken into account with respect to the requirements set forth under Code Section 414(n)(3).

             (iv) Neither the Company nor the Subsidiary presently maintains, or within the last 60 months has maintained any (a) "multiemployer plan" (within the meaning of Section 3(37) of ERISA), or (b) defined benefit plan.

              (v) With respect to any Plan which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1)): (a) each and every Plan which is a group health plan (as such term is defined in Code
          Section 5000(b) complies in all material respects with the applicable requirements of Code Section 4980B; and (b) each Plan (including any Plan covering former employees of the Company) may be amended or terminated by the Company, any Subsidiary or the Purchaser on or at any time after the Closing Date.

             (vi) Neither the Company nor the Subsidiary maintains any post-retirement health and life insurance plans for employees and retirees.

               (m) Environmental Compliance.  For purposes of this Agreement,
                   ------------------------
     "Environmental Laws" shall mean laws, including without limitation, federal, state or local laws, ordinances, rules, regulations, interpretations and orders of courts or governmental agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface, and subsurface strata), including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1987, the Resource Conservation and Recover Act of 1976, the Hazardous and Solid Waste Amendment of 1984, and the Hazardous Materials Transportation Act, and any other laws relating to pollution or protection of the environment, or to the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation or Hazardous Substances (hereafter defined). Except as set forth on Schedule 2(m) attached hereto:

               (1) The Company and the Subsidiary are in compliance in all material respects with all applicable Environmental Laws and has obtained and is in compliance with all permits, licenses and other authorizations required under any Environmental Law. There is no past or present event, condition or circumstance that is likely to interfere with the conduct of the business of the Company or any Subsidiary in the manner now conducted or which would interfere in any material respect with the Company's or any Subsidiary's compliance with Environmental Laws or constitute a violation thereof.

               (2) Neither the Company nor the Subsidiary has leased, operated or owned any facilities or real property with respect to which the Company or such Subsidiary is subject to any actual or, to the knowledge of the Company, after due inquiry, potential action, claim, investigation, review or other proceeding before any governmental, judicial or regulatory body, under any Environmental Law.

               (3) Neither the Company nor any Subsidiary has sent hazardous substances as defined in the Environmental Laws ("Hazardous Substances") to any offsite commercial waste management facilities for reuse, recycling, reclamation, treatment, storage or disposal.

               (4) Neither the Company nor the Subsidiary is subject to any actual, or, to the knowledge of the Company, after due inquiry, potential proceeding under any Environmental Law with respect to any such facility presently or previously used by the Company, the Subsidiary or their predecessors.

               (5) There are no Hazardous Substances in any inactive, closed or abandoned storage or disposal areas or facilities on property currently or in the past leased, operated or owned by the Company, any Subsidiary or their predecessors.

               (6) No property currently, or in the past, leased operated or owned by the Company, any Subsidiary or their predecessors, is subject to actual or, to the knowledge of the Company, after due inquiry, potential investigation by federal, state or local officials or private litigation as a result of any previous onsite management, treatment, storage or disposal of Polluting Substances.

               (7) There are no underground storage tanks located on any property owned or leased by the Company or the Subsidiary. All above ground storage tanks owned or lease by the Company or the Subsidiary are in material compliance with all applicable Environmental Laws. The Company have or will provide the Purchaser with copies of all permits or licenses pertaining to such above ground storage tanks.

               (n) Condition of Property.  The Company's compressors and other
                   ---------------------
     personal property have been maintained in accordance with industry standards and are sufficient for the Company's operations as currently conducted.

          3.  Representations and Warranties of the Purchaser.  The Purchaser
              -----------------------------------------------
hereby represents and warrants to the Company as follows:

          (a) Due Organization.  The Purchaser is a limited partnership duly
              ----------------
formed and validly existing under the laws of the State of Texas with power to own its properties and to conduct its business as now conducted.

          (b) Authorization.  The Purchaser has duly authorized, executed and
              -------------
delivered this Agreement and this Agreement is a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

          (c)    Purchase for Investment.  The Purchaser is purchasing the
                 -----------------------
Shares for its own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act, and any sale, transfer or other disposition of the Shares by the Purchaser will be made in compliance with all applicable provisions of the Securities Act and the rules and regulations promulgated thereunder. The Purchaser agrees:
               (i) to the placement on the certificate representing the Shares to be purchased by the Purchaser pursuant to this Agreement of the following legend:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE TEXAS SECURITIES ACT OR THE OKLAHOMA SECURITIES ACT. NEITHER THE RECORD NOR THE BENEFICIAL OWNERSHIP OF SAID SHARES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SAID SHARES UNDER SAID ACTS AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR RULES UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACTS ARE AVAILABLE WITH RESPECT TO SUCH SALE OR TRANSFER AND SAID SALE OR TRANSFER IS MADE PURSUANT TO AND IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF SAID EXEMPTIONS."

     and to abide by the requirements and restrictions contained in the foregoing legend.

              (ii) to the entry of stop transfer orders with the transfer agent (or agents) and the registrar (or registrars) of the Company against the transfer other than in compliance with the requirements of this Agreement of legended securities of which the Purchaser from time to time is the Beneficial Owner.

          (d) Each of the partners of the Purchaser or its designee or its assigns is an accredited investor, as that term is defined in Regulation D, is an experienced and sophisticated investor knowledgeable about investments such as the Common Stock and the Warrants and is capable of evaluating the merits and risks of the investment contemplated hereby and has the financial means to bear the financial risks of this investment, including the potential loss of all of such investment and has acquired his or her interest in the Purchaser or its designee for investment purposes only and not with a view to distribution thereof.

          (e) Purchaser has been provided with copies of the Company's annual report on Form 10-KSB for the year ended December 31, 1995, quarterly reports on Form 10-QSB for the fiscal quarters ended on March 31, 1996 and June 30, 1996, and the proxy statement submitted to the shareholders of the Company in connection with its annual meeting of shareholders held May 29, 1996. Any additional information requested by Purchaser has been provided by the Company.

          4.     Conditions to the Obligations of the Company.  The obligations
                 --------------------------------------------
of the Company under this Agreement are subject to the fulfillment at the Closing referred to in Section 1(b) hereof of each of the following conditions:

          (a) Representations and Warranties True. The representations and
              -----------------------------------
warranties in this Agreement made by the Purchaser shall have been true in all material respects when made, and shall be true in all material respects on the Closing Date as though such representations and warranties were made at such date.

          (b) Performance.  The Purchaser shall have performed and complied in
              -----------
all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them prior to the closing.

          (c) Injunctions.  No preliminary or permanent injunction or other
              -----------
final order by any United States Federal or state court shall have been issued which prevents the purchase or sale of the shares pursuant hereto.

          (d) Legal Opinion.  The Company shall have received an opinion of
              -------------
Schlanger, Mills, Mayer & Grossberg, LLP dated the Closing Date, as to the matters referred to in Sections 3(a) and (b).

          (e) Officer's Certificate.  The Company shall have delivered a
              ---------------------
certificate of an officer of the Purchaser, dated the Closing Date, certifying as to the matters referred to in Sections 4(a) and (b).

          5.  Conditions to the Obligations of the Purchaser.  The obligations
              ----------------------------------------------
of the Purchaser under this Agreement are subject to the fulfillment at the Closing referred to in Section 1(b) hereof of each of the following conditions:

          (a) Representations and Warranties True. The representations and
              -----------------------------------
warranties in this Agreement made by the Company shall have been true in all material respects when made, and shall be true in all material respects on the Closing Date as though such representations and warranties were made at such date.

          (b) Performance.  The Company shall have performed and complied in all
              -----------
material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them.

          (c) Injunctions.  No preliminary or permanent injunction or other
              -----------
final order by any United States Federal or state court shall have been issued which prevents the purchase or sale of the shares pursuant hereto.

          (d) Legal Opinion.  The Purchaser shall have received an opinion of
              -------------
Conner & Winters, A Professional Corporation, dated the Closing Date, as to the legal matters referred to in Sections 2(a), (b), (c) and (d).

          (e) Officer's Certificate.  The Purchaser shall have delivered a
              ---------------------
certificate of an executive officer of the Company, dated the Closing Date, certifying as to the matters referred to in Sections 5(a) and (b).

          (f) Shareholder Approval.  The Shareholders of the Company shall have
              --------------------
approved the amendment of the Company's Certificate of Incorporation to increase the number of authorized but unissued shares of Common Stock to 40,000,000;

          (g) Information Statement.  The Company will have provided to the
              ---------------------
Shareholders of the Company an information statement in compliance with Section 14(f) of the Exchange Act.

          6.     Covenants of the Company.  The Company covenants and agrees
                 ------------------------
with the Purchaser as follows:

          (a) Interim Operations of the Company.  The Company
              ---------------------------------

covenants and agrees that, prior to the Closing Date (unless the Purchaser shall otherwise agree in writing and except as otherwise contemplated by this Agreement), except as contemplated by this Agreement:

               (i) the business of the Company and its Subsidiaries shall be conducted in all material respects only in the ordinary and usual course and each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, governmental agencies, suppliers, employees, distributors and business associates in all material respects;

               (ii) the Company shall not (a) sell or pledge or agree to sell or pledge any stock or other ownership interest owned by it in any of its Subsidiaries (other than in connection with the exercise of currently outstanding stock options); (b) amend its Certificate of Incorporation or Bylaws; (c) split, combine or reclassify the outstanding shares of its voting securities; (d) declare, set aside or pay any dividend payable in cash, stock or property with respect to the Common Stock or the Preferred Stock or (e) increase the number of members of the Board of Directors of the Company;

               (iii) neither the Company nor any of its Subsidiaries shall (a) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible or exchangeable for, or options, warrants, calls, commits or rights of any kind to acquire any securities or ownership interest in another Person, including any share of its capital stock or other ownership interest of any class of the Company or its Subsidiaries or any other property or assets; (b) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any assets material to the Company and its Subsidiaries taken as a whole, or incur or modify any indebtedness or other liability material to the Company and its Subsidiaries taken as a whole, except in the ordinary course of its business; (c) acquire directly or indirectly by redemption or otherwise any shares of the capital stock of the Company of any class; or (d) authorize capital expenditures in excess of $100,000 in the aggregate, except in the ordinary course of business, or make any acquisition of, or investment in, assets or stock of any other person in excess of $100,000 in the aggregate.

               (iv) except as disclosed in Schedule 6(a)(iv) neither the Company nor any of its Subsidiaries shall grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or its Subsidiaries; and neither the Company nor any of its Subsidiaries shall establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

               (v) neither the Company nor any of its Subsidiaries shall modify, amend or terminate any of its contracts material to the Company and its Subsidiaries taken as a whole or waive, release or assign any similarly material rights or claims.

               (vi) neither the Company nor any of its Subsidiaries shall take any action that will cause any representation or warranty contained in this Agreement to become no longer true and correct; and

               (vii) neither the Company nor any of its Subsidiaries will enter into an agreement to do any of the foregoing.

          (b) Access.  Upon reasonable notice, the Company shall (and shall
              ------
cause each of its Subsidiaries to) afford the Purchaser's officers, employees, counsel, accountants, financial advisors and other authorized representatives (the "Representatives") access, during normal business hours throughout the period prior to the Closing Date, to its properties, books, contracts and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Purchaser such information concerning its business, properties and personnel as Purchaser may reasonably request, provided that no investigation pursuant to this Section 6(b) shall affect or be deemed to modify any representation or warranty of the Company.

          (c) Notification of Certain Matters.  The Company shall give prompt
              -------------------------------
notice to the Purchaser of: (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by the Company or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Closing Date, under any contract material to the financial condition, properties, business, results of operations or prospects of the Company and its Subsidiaries taken as a whole to which the Company or any of its Subsidiaries is a party or is subject; (ii) any material adverse change in the financial condition, properties, businesses, results of operations or prospects of the Company and its Subsidiaries taken as a whole. Each of the Company and the Purchaser shall give prompt notice to the other Party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement where the failure to obtain such consent could have a material adverse effect on the financial condition, properties, business, results of operations or prospects of the Company and its Subsidiaries taken as a whole or materially hinder or materially make more burdensome the consummation of the transactions contemplated by this Agreement.

          (d) Publicity.  The initial press release by the Parties concerning
              ---------
this transaction shall be a joint press release. Thereafter and until after closing, neither the Company nor the Purchaser shall issue, or cause the publication of, any press releases or otherwise make public statements with respect to the transactions contemplated hereby or make any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto, without the consent of the other Party, which consent shall not be unreasonably withheld, provided, however, that either Party may make such disclosures without the consent of the other Party if advised by counsel that such disclosure is necessary under applicable law or rule.

          (e) Board Representation.  As promptly as practicable following the
              --------------------
Closing Date, the Company will elect to its Board of Directors up to eight persons designated by the Purchaser. Thereafter, so long as the Purchaser or its affiliates own any of the Shares or the Warrants, the Company will include among its Board of Directors' nominees a sufficient number of persons designated by Purchaser such that the percentage of the Board of Directors proposed to be composed of such designees is proportionately equal (to the nearest whole directorship) to the percentage of outstanding Common Stock which the Purchaser then has beneficial ownership. Notwithstanding the foregoing, during the term of this Agreement the Purchaser will be entitled to have always not less than three designees nominated to the Company's Board of Directors.

          (f) Listing on Securities Exchanges.  The Company will list the Shares
              -------------------------------
and will maintain the listing of the Shares on each national securities exchange on which the Common Stock may be listed.

          (g) Acquisition of Voting Securities.  The Company will not oppose any
              --------------------------------
action by the Purchaser to acquire shares of Common Stock, except that, to the extent the fiduciary duties of the Board of Directors of the Company require that they seek an offer from third persons to acquire or merge with the Company, the Company may seek such offers.

          7.     Covenants of the Purchaser.  The Purchaser covenants and agrees
                 --------------------------
with the Company as follows:

          (a) Efforts to Obtain Compressor Leases and Oil and Gas Properties.
              --------------------------------------------------------------
As additional consideration for the purchase of the Preferred Stock and the Warrants pursuant hereto, Purchaser commits and agrees to use its reasonable efforts to effect the actions contemplated by Section 1.5 of the Warrant which are necessary for the Warrants to vest and become exercisable; provided, however, that in no event shall the Purchaser be required to expend its own funds or guarantee any obligations of the Company in order to satisfy the obligations contained in this Section (7)(a).

          (b) Confidentiality.  Purchaser will not, and will cause its
              ---------------
Representatives not to, use any information obtained pursuant to Section 6(b) or previously obtained from the Company in contemplation of entering into this Agreement for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, pending consummation of the transactions herein contemplated, Purchaser will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to Section 6(b) or previously obtained from the Company in contemplation of entering into this Agreement.
Upon any termination of this Agreement, Purchaser will collect and deliver to the Company all documents obtained by it or any of its Representatives then in their possession and any copies thereof.

          (c) Cooperation.  The Purchaser shall cooperate with the Company in
              -----------
consummating the transactions contemplated by this Agreement.

          8.     Registration Rights.
                 -------------------

          (a) Right to Request Registration.  At any time after the second
              -----------------------------
anniversary of the Closing, upon the written request of the Purchaser, the Company will use its best efforts promptly to file (but in any event within 45 days of such request) with the Commission a registration statement under the Securities Act, on such appropriate form as the Company shall select, covering any of the Shares not freely tradeable under Rule 144 and any shares of Common Stock issued to the Purchaser in connection with the exercise of the Warrants and will use its reasonable efforts to cause such registration statement to become effective as soon as practicable following such request; provided,
                                                                --------
however, that the Company will not be required to file any such registration
-------
statement during any period of time when (i) the Company is contemplating a public offering of its securities and, in the judgment of the managing underwriter thereof (or the Company, if such offering is not underwritten) such filing would have an adverse effect on the contemplated offering, or (ii) the Company is possession of material information that it deems advisable not to disclose in a registration statement, or (iii) the Company is engaged in any program for the repurchase of Common Stock. In addition, the Company shall not be required (i) to effect any registration pursuant to this Section 8(a) unless at least 2,000,000 shares of Common Stock are to be sold by the Purchaser, or
(ii) to file at the request of the Purchaser more than a total of two registration statements under this Section 8(a) or more than one such registration statement in any twelve month period.

          (b) Other Registrations.  If the Company shall at any time propose the
              -------------------
registration under the Securities Act of an offering of Common Stock for its own account, the Company shall give notice as promptly as practicable of such proposed registration to the Purchaser and the Company will use all reasonable efforts to cause the offering of such shares of Common Stock owned by the Purchaser as the Purchaser shall request within 15 days after the receipt of such notice to be included, upon the same terms (including the method of distribution) in any such offering; provided, however, that (i) the Company
                                    --------  -------
shall not be required to give notice or include such Shares of Common Stock in any such registration if the proposed registration is (A) a registration of a stock option or compensation plan or of securities issued or issuable pursuant to any such plan or otherwise on Form S-8 or any successor form, or (B) a registration of securities proposed to be issued (X) in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation, or (Y) any issuance or any offering of Common Stock made solely to its existing shareholders in connection with a rights offering or solely to employees and consultants of the Company; (ii) the Company shall not be required to include such number of Shares of Common Stock in any such registrations to which the Company and the Purchaser are advised in writing by the Company's investment banking firm that the inclusion of such Shares of Common Stock would, in the opinion of such firm, unreasonably interfere with the successful marketing of such Shares of Common stock; and (iii) the Company may, without the consent of the Purchaser, withdraw such registration statement and abandon the proposed offering in which the Purchaser had requested to participate.

          (c) Terms and Conditions.  The registration rights of the Purchaser
              --------------------
pursuant to this Section 8 are subject to the following terms and conditions:

               (i) The Purchaser shall provide the Company with such information with respect to the Shares of Common Stock to be sold, the plans for the proposed disposition thereof and such other information as shall, in the opinion of counsel for the Company, be necessary to enable the Company to include in such registration statement all material facts required to be disclosed with respect to the Purchaser.

               (ii) The Company shall bear the cost of the registration, including, but not limited to, all registration and filing fees (including Blue Sky registration and filing fees), printing expenses (including for such number of prospectuses and other filed material as the Purchaser shall reasonably request), and fees and disbursements of counsel and accountants for the Company (subject, however, to subparagraph (iii) below), except that the Purchaser shall pay the fees and disbursements of its counsel and the underwriting fees and selling commissions applicable to the Shares of Common Stock sold by the Purchaser.

               (iii) The Company shall not be required to furnish any audited financial statements at the request of Purchaser other than those statements customarily prepared at the end of its fiscal year, unless the Purchaser shall agree to reimburse the company for the out-of-pocket costs incurred by the company in the preparation of such other audited financial statements;

               (iv) The Company shall be required to amend or supplement and otherwise keep it effective and current such registration statement for a period of 90 days following its effective date; and

               (v) Purchaser shall not be entitled to exercise any registration right provided for in this Section 8 after the sixth anniversary of the Closing Date. Notwithstanding any other provision of this Section 8 to the contrary, the registration rights granted hereunder will terminate prior to the sixth anniversary of the Closing Date upon the first day Purchaser is able to sell all of the shares of Common Stock acquired pursuant to this Agreement without material restriction and without registration under the applicable federal and state securities laws.

          (d) Underwriting.  The Company and the Purchaser each agrees in
              ------------
connection with any registration of shares of Common Stock contemplated by this
Section 8, (A) to enter into an appropriate underwriting agreement containing items and provisions (including reasonable provisions as to indemnification) customary in such agreements, (B) to permit the Company, in its sole discretion, to select the managing underwriter(s) and (C) to provide the Purchaser and its representatives with reasonable opportunity for due diligence. The indemnification provisions referred to in Clause (A) above shall include an indemnification by the Company of the underwriters and the Purchaser, except that such selling stockholders shall indemnify the Company and the underwriters as to information provided pursuant to Section 8(c)(i) and the underwriters shall indemnify the Company and such selling stockholders as to information provided by such underwriters.

          9.     Termination; Effect of Termination.
                 ----------------------------------

          (a) Termination.  This Agreement may be terminated:
              -----------

               (i) by either the Company or the Purchaser if the Closing shall not have occurred by December 31, 1996;

               (ii) by the Company if the conditions set forth in Section 4 hereof shall not be satisfied on the Closing Date;

              (iii) by the Purchaser if the conditions set forth in Section 5 hereof shall not be satisfied on the Closing date;

               (iv) by the Purchaser if Shareholder approval of the Amendment of the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock to 40,000,000 is not obtained by December 16, 1996;

               (v) by the Purchaser if on or before the Due Diligence Expiration Date, the Purchaser has not received binding proxies from 10 or fewer Shareholders of the Company committing to vote all of their shares of Common Stock (at least 50% of outstanding shares) held by such person in favor of the Amendment of the Company's Certificate of Incorporation to increase the number of shares of Common Stock as set forth above;

               (vi) Upon the mutual written consent of both Parties.

          (b) Effects of Termination.  The following provisions shall apply in
              ----------------------
the event of a termination of this Agreement:

          (i) If this Agreement is terminated by the Company or by the Purchaser as permitted under Section 9(a)(i), (ii) or (iii), hereof and not as the result of the failure of either Party to perform its obligations hereunder without lawful justification, such termination shall be without liability to any Party to this Agreement or any stockholder, director, officer, employee, agent or representative of such Party.

          (ii) If this Agreement is terminated under Section 9(a)(i) or (iii) because the Company has breached or is in default under this Agreement, the Purchaser will be entitled to specific performance or a right to pursue a suit for damages.

          (iii) If this Agreement is terminated as a result of the failure of the Purchaser to perform its obligations hereunder under Section 9(a)(i) or
Section 9(a)(ii) because the Purchaser has breached or is in default under this Agreement the Company will be entitled to specific performance or a right to pursue a suit for damages.

          10.    Miscellaneous.
                 -------------

          (a) Remedies.  The Purchaser and the Company each acknowledge and
              --------
agree that the other Party would be irreparably damaged in the event any of the provisions of this Agreement were not performed by the other in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions to redress breaches of this Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which such Party may be entitled, at law or in equity. In addition to a right for injunctive relief, the Purchaser shall also have a right to bring a cause of action for damages if there is a breach or inaccuracy by the Company of its representations, warranties, covenants or agreements, or the Company has failed to comply with the conditions for closing. It is understood that if the Purchaser elects to close this transaction in spite of there being a breach or inaccuracy of the Company's representations, warranties, covenants or agreements or failure to comply with the conditions for closing, then such closing of this transaction by the Purchaser shall not waive the Purchaser's rights to enforce a claim for damages against the Company.

          (b) Survival of Representations, Warrants and Covenants.  All
              ---------------------------------------------------
representations, warranties and covenants contained herein shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby.

          (c) Successors and Assigns.  This Agreement shall be binding upon, and
              ----------------------
inure to the benefit of, the Parties and their respective heirs, personal representatives, successors, assigns and Affiliates, but shall not be assignable by any Party hereto without the prior written consent of the other Party; provided, however, that the Purchaser may assign the right to purchase a portion of the Shares to a joint venture or partnership, subject to compliance with applicable securities laws.

          (d) Notices.  Any notice or other communication provided for herein or
              -------
given hereunder to a Party hereto shall be in writing and shall be given by delivery, by telex, telecopier, recognized overnight delivery service, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

          If to the Company:

               Hawkins Energy Corporation
               20 East 5th Street, Suite 1500
               Tulsa, OK  74103
               Attention:  Thomas F. Ostrye, President

          with a copy to:

               Conner & Winters, A Professional Corporation
               2400 First Place Tower
               15 East 5th Street
               Tulsa, OK   74103
               Attention:  Lynnwood R. Moore, Jr.

          If to the Purchaser:

               c/o Energy Transfer Corporation
               8080 North Central Expressway, Suite 1600
               Dallas, TX  75206
               Attention:  Ray Davis

          with a copy to:

               Schlanger, Mills, Mayer & Grossberg, L.L.P.
               5847 San Felipe, Suite 1700
               Houston, TX  77057
               Attention:  Kyle Longhofer

          (e) Waiver.  No Party may waive any of the terms or conditions of this
              ------
Agreement except by a duly signed writing referring to the specific provision to be waived.

          (f) Governing Law.  This Agreement shall be governed by, and construed
              -------------
and enforced in accordance with, the laws of the State of Oklahoma.

          (g) Entire Agreement.  This Agreement (including the Annex hereto)
              ----------------
constitutes the entire agreement and supersedes all other and prior agreements and understandings, both written and oral, between the Parties and their affiliates.

          (h) Expenses.  Except as otherwise expressly contemplated herein to
              --------
the contrary, regardless of whether the transactions contemplated hereby are consummated, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

          (i) Captions.  The Section and Paragraph captions herein are for
              --------
convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          (j) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered on the day and year first above written.

                                    HAWKINS ENERGY CORPORATION



                                    By:  /s/ THOMAS F. OSTRYE
                                        ----------------------------
                                    Title:  President and Chief
                                    Executive Officer


                                    HACL, LTD.

                                    BY: SIX-DAWACO, INC., its
                                    general partner



                                    By:  /s/ KELCY L. WARREN
                                        ----------------------------
                                    Title:  Executive Vice President
                                            ------------------------